SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS (the “Agreement”), entered into as of this 31st day of October, 2017 (the “Effective Date”), by and between THE ALKALINE WATER COMPANY, INC., a Nevada corporation (“AWC”), LIFEWATER INDUSTRIES, LLC, an Arizona limited liability company (“Lifewater”), WRIGHT INVESTMENT GROUP, LLC, an Arizona limited liability company (“WIG”), RICHARD WRIGHT, an individual (“Wright”), and DAVID GUARINO, an individual (“Guarino”), all with a principal place of business located at 14646 N. Kierland Blvd., Suite # 255, Scottsdale, Arizona 85254 (AWC,  Lifewater, WIG, Wright, and Guarino shall be collectively referred to as the “Alkaline Parties”) and CHRIS BROWN, an individual (“Brown”), and MCDOWELL 78, LLC, an Arizona limited liability company (“McDowell”), all located at 4435 Alla Road, Unit 4, Marina Del Ray, CA  90292 (Brown and McDowell shall be collectively referred to as the “Brown Parties”).  The Alkaline Parties and the Brown Parties may be collectively referred to hereinafter as the “Parties,” or individually as a “Party.”

RECITALS

A.  WHEREAS, in mid 2017, McDowell and WIG initiated an AAA arbitration proceeding against Steven Nickolas and the Nickolas Family Trust (collectively, “Nickolas”) under Case Number 01-17-0003-7981 (the “Lifewater Arbitration”);

B. WHEREAS, the Brown Parties currently allege multiple claims and allegations for breaches of various oral promises during the past five years against AWC, Nickolas, Wright, WIG, Lifewater and WIN Investments, LLC (collectively, the “Claims”);

C. WHEREAS, AWC and its subsidiaries, McDowell, and WIG have reached an agreement in principal to resolve all outstanding claims with Nickolas and entities affiliated with Nickolas pursuant to a separate Settlement Agreement and Mutual Release (the “Settlement Agreement”);

D. WHEREAS, the Parties desire to resolve all of their disagreements pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the Parties agree as follows:

1. Simultaneous with the full execution of this Agreement by all Parties, McDowell and WIG shall execute the Settlement Agreement;  which, among other terms, provides for the dismissal of the Lifewater Arbitration.

2. As soon as commercially practicable after the full execution of this Agreement and for no additional consideration, the following stock transfers shall occur:  (a) Lifewater shall transfer the 169,572 shares of AWC common stock it currently holds to McDowell’s designee, Qualified Development & Management, LLC (hereinafter, “Qualified”);  (b) AWC shall issue 150,428 of its newly issued common shares to Qualified;  and (c) Guarino, through shares he received from a settlement with WIN Investments, LLC, shall transfer 50,000 common shares of AWC to Qualified (collectively, the “Stock Transfers”).

3. In exchange for the Stock Transfers and all other consideration provided under this Agreement to the Alkaline Parties, and  the releases set forth in Section 4 below and except as specifically carved out in the last sentence of this Section 3, the Brown Parties hereby release, remise and forever discharge the Alkaline Parties, WIN Investments, LLC, and their respective predecessors, successors and assigns, parents, subsidiaries and affiliated corporations, officers, directors, agents, attorneys, employees and representatives, past and present, of any and all of such corporations, of and from any and all claims, demands, causes of action, suits, debts, dues, duties, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, judgments, extents, executions, liabilities and obligations, both contingent and fixed, known and unknown, of every kind and nature whatsoever in law or equity, or otherwise, under local, state, or federal law, against any of them, including, but not limited to, the Claims and claims under the Lifewater Arbitration, which the Brown Parties or their  predecessors in interest, if any, ever had, now have, or which it or its heirs, executors, administrators, successors, or assigns hereafter can, shall, or may have, for, upon, or by reason of, any matter, cause, or thing whatsoever, for acts and occurrences prior to and including the Effective Date of this Agreement.  This includes all state, federal, statutory, contractual, tort, extra contractual, actual damage, punitive damage, consequential damage, statutory damage and any other type of claim.  The Brown Parties specifically do not release any claims arising from the breach of this Agreement.

4. In exchange for execution of the Settlement Agreement and the releases set forth in Section 3 above, and the other consideration set forth in this Agreement and except as specifically carved out in the last sentence of this Section 4, the Alkaline Parties hereby release, remise and forever discharge the Brown Parties and their respective predecessors, successors and assigns, parents, subsidiaries and affiliated corporations, officers, directors, attorneys, agents, employees and representatives, past and present, of any and all of such corporations, of and from any and all claims, demands, causes of action, suits, debts, dues, duties, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, judgments, extents, executions, liabilities and obligations, both contingent and fixed, known and unknown, of every kind and nature whatsoever in law or equity, or otherwise, under local, state, or federal law, against any of them, including, but not limited to, claims under the Lifewater Arbitration,  which the Alkaline Parties or their predecessors in interest, if any, ever had, now have, or which it or its heirs, executors, administrators, successors, or assigns hereafter can, shall, or may have, for, upon, or by reason of, any matter, cause, or thing whatsoever, for acts and occurrences prior to and including the Effective Date of this Agreement. This includes all state, federal, statutory, contractual, tort, extra contractual, actual damage, punitive damage, consequential damage, statutory damage and any other type of claim.  The Alkaline Parties specifically do not release any claims arising from the breach of this Agreement.

5. With respect to the matters hereinabove released, each of the Parties knowingly waives all its rights and protection, if any, under Section 1542 of the Civil Code of the State of California, or any similar law of any state or territory of the United States of America.  Section 1542 provides as follows:
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settlement agreement and release of claims-awc and brown.doc

1542 General Release; Extent.  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

6. The Parties represent that in entering this Agreement they have had an opportunity to seek the advice of attorneys of their own choice, that they have not relied on anything orally stated by the other party in their understanding of this Agreement, and that the terms of this Agreement are fully understood and voluntarily accepted by the Parties.  The Parties further represent that failure to seek advice of an attorney of their choice was a voluntary choice on their part.

7. This Agreement is not an admission of any wrongdoing and is not admissible for any purpose other than to obtain relief for rights granted hereunder.

8. This Agreement shall be governed by, and construed and enforced in accordance with, the law of Arizona, regardless of any conflict-of-law provisions to the contrary.  Each party agrees that any litigation between the Parties shall be commenced and maintained only in the courts located in Maricopa County, Arizona.

9. Each section, part, term and provision of this Agreement shall be considered severable, and if, for any reason, any section, part, term or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation of a court or agency having valid jurisdiction, such shall not impair the operation or affect the remaining portions, sections, parts, terms or provisions of this Agreement, and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid section, part, term or provision shall be deemed not to be a part of this Agreement.

10. Each Party agrees that it will keep the terms of this Agreement, this document, and all negotiations leading up to it confidential.

11. This Agreement, along with the exhibits,  sets forth the entire understanding of the agreement between the Parties hereto.  This Agreement may be modified or changed only in writing, signed by both Parties hereto.

12. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and taken together shall constitute one and the same document.  Email (PDF) or facsimile signatures to this Agreement shall be deemed originals for all purposes.

settlement agreement and release of claims-awc and brown.doc

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CHRIS BROWN	THE ALKALINE WATER COMPANY, INC., a Nevada corporation

By: /s/ Chris Brown   By: /s/ Richard Wright_________________
     Name: Chris Brown                                 Name: Richard Wright
      Title:   An Individual                                Title: CEO/President
      Date:   10/31/17                 Date: 10/31/17

MCDOWELL 78, LLC, an Arizona limited	RICHARD WRIGHT, an individual
Liability company

By: /s/ Chris Brown  By: /s/ Richard Wright_________________
      Name:  Chris Brown                                 Name: Richard Wright
        Title:  Manager                                                      Title: An Individual
        Date:   10/31/17               Date: 10/31/17

WRIGHT INVESTMENT GROUP, LLC,	LIFEWATER INDUSTRIES, LLC, an
An Arizona limited liability company	Arizona limited liability company

By: /s/ Richard Wright_________________               By: /s/ Richard Wright_________________
      Name: Richard Wright                                  Name: Richard Wright
        Title:  Manager                              Title:   Manager
        Date:  10/31/17                Date:   10/31/17

DAVID GUARINO

By: /s/ David Guarino
 Name:  David Guarino
Title: An Individual
Date:
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settlement agreement and release of claims-awc and brown.doc